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                                                                    Exhibit 99.1

ALLEGHANY CORPORATION
7 Times Square Tower
17th Floor
New York, NY 10036

    Contact:   Robert M. Hart
    (212) 752-1356

                                                           FOR IMMEDIATE RELEASE

ALLEGHANY COMPLETES SALE OF INDUSTRIAL MINERALS BUSINESS

            NEW YORK, N.Y. - JULY 14, 2005 - Alleghany Corporation (NYSE: Y) announced today that the previously announced sale of its world-wide industrial minerals business, World Minerals Inc., to Imerys USA, Inc., a wholly-owned subsidiary of Imerys, S.A., had been completed. Under the terms of the transaction, Alleghany received a purchase price of approximately $217,000,000. Alleghany anticipates that the transaction will result in a modest after-tax gain.

            Alleghany is engaged through its subsidiary Alleghany Insurance Holdings LLC (consisting of RSUI Group, Inc., Capitol Transamerica Corporation and Darwin Professional Underwriters, Inc.) in the property and casualty insurance business.

            This press release contains forward-looking statements with respect to the anticipated effects of the transaction. Actual results of the transaction could be significantly different. Factors that could affect results include those set forth in filings made by Alleghany with the Securities and Exchange Commission. Although forward-looking statements help to provide complete information about future prospects, readers should keep in mind that forward-looking statements are much less reliable than historical information.

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